SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2009

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 200

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Item 2.06 Material Impairments

Blaze Energy, Inc. (“Blaze”), a majority owned subsidiary of Environmental Energy Services, Inc. (the “Company”), owns a working interest in approximately 2,600 net acres in the Fayetteville Shale Field in Arkansas, and has participated in over 100 wells in the field.  Blaze is currently in arrears on invoices to the operator of the working interests for drilling expenses because Blaze has been unable to generate sufficient cash flow from existing wells to pay current drilling invoices or to raise capital to finance ongoing drilling expenses.  Blaze has been unable to raise capital primarily because of the material decline in the market price of natural gas.  A secondary reason has been pipeline constraints in the Fayetteville Shale Field, which have caused the operator of the working interests to sell natural gas produced from the field for materially less than the published market price for natural gas.  Finally, delays in obtaining proper assignments from the operator of the field impaired Blaze’s ability to obtain conventional secured loan financing because of an inability to grant a secured lender collateral in the form required by most secured lenders.

As a result of Blaze’s failure to pay drilling invoices, the operator has withheld Blaze’s revenue checks from wells which have been completed.   Blaze expects to report a material impairment of its interest in the Fayetteville Shale Field when it files its financial statements for the year ended December 31, 2008 with its Form 10-K for 2008.  Blaze has initiated discussions with Petrohawk Energy, Inc. (“Petrohawk”), the primary operator of its working interests, regarding a restructuring of its interest in the Fayetteville Shale Field, which could result in a material reduction in the number of wells in which it has participated and/or a cessation in the participation of new wells in the Fayetteville Shale Field.  Petrohawk indicated that it would rather purchase Blaze’s interest in the Fayetteville Shale Field.  On June 9, 2009, Blaze accepted an offer from Petrohawk to sell its interest in the Fayetteville Shale Field for gross proceeds of $3,800,000.  Consummation of the transaction is subject to the execution of mutually acceptable documentation to evidence the transfer, due diligence by both parties, and board approval by Blaze.  In the event Blaze consummates the sale of its interest in the Fayetteville Shale Field to Petrohawk, the sales proceeds will be substantially less than the book value of Blaze’s interest in the Fayetteville Shale Field.  Furthermore, it is possible that there will be no remaining net sales proceeds for shareholders after the satisfaction of indebtedness secured by the Fayetteville Shale Field, and accounts payable and accrued expenses, which would render the common stock of Blaze worthless.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2009, Michael Thompson resigned from the board of directors of the Company in order to pursue other opportunities.   Mr. Thompson did not serve on any committees at the time of his resignation.  Mr. Thompson did not resign because of any disagreement with the Company.  Mr. Thompson has been provided with a copy of the disclosures that are being made within this Item 5.02 regarding the reasons for his resignation, and is aware of his right to provide the Company with a letter stating whether he agrees or disagrees with the statements made herein.  Mr. Thompson continues to perform some services for the Company has a consultant.

Section 8 – Other Events

Item 8.01 Other Events

Potter Foreclosure Action

On October 10, 2008, Blaze borrowed $500,000 from R. Brooks Potter under a Term Loan and Security Agreement dated October 6, 2008.  Mr. Potter was an employee of the Company.  The loan is secured by a first mortgage lien on various producing gas wells in the Fayetteville Shale Field. The loan provided that it mature on the six month anniversary of the date of the Loan Agreement.  However, Blaze had the option of extending the maturity date of the loan for an additional six months, unless Blaze was then in default.   Blaze provided Mr. Potter with a notice extending the maturity date for six months.  However, Mr. Potter contends that Blaze was in default, and therefore did not have the right to extend the maturity date of the loan.  On or about April 27, 2009, Mr. Potter filed a foreclosure action in the Circuit Court of Van Buren County, Arkansas, wherein he seeks a judgment on his loan and that his mortgage be foreclosed upon.  The Company expects to repay Mr. Potter from a restructuring or sale of its interest the Fayetteville Shale Field prior to an actual foreclosure of his mortgage.  See Item 2.06 herein.

Holsted Lawsuit

On May 12, 2009, Gregory Holsted, a former officer of the Company and Blaze, filed a lawsuit against the Company and Blaze in the Fourth Judicial District Court for the State of Idaho, County of Ada.  In the lawsuit, Mr. Holsted sought damages from the Company under an employment agreement with the Company dated January 1, 2007, in the amount of $121,527.67 for past due wages and $500,000 for severance, all multiplied by three under Idaho Code §45-615, which provides for treble damages for wage claims which are not within thirty days of their due date.  The total amount claimed from the Company is $1,864,583.01, plus attorney’s fees.  Mr. Holsted also sought damages from Blaze under an employment agreement with Blaze dated June 1, 2007, in the amount of $71,944.27 for past due wages and $200,000 for severance, all multiplied by three under Idaho Code §45-615.  The total amount claimed from Blaze is $815,832.81, plus attorney’s fees.  The total amount claimed from the Company and Blaze is $2,680,415.82, plus attorney’s fees.

On May 14, 2009, Mr. Holsted obtained an ex parte writ of attachment and temporary restraining order against the Company and Blaze.  The writ of attachment attached all of the stock of Blaze owned by the Company, all of Blaze’s interest in a Participation Agreement with One TEC, LLC, and all of Blaze’s interest in the Fayetteville Shale leases.  The temporary restraining order enjoined the Company, Blaze and their officers and directors from taking any action to divest, sell, transfer or assign the assets that were attached.  Mr. Holsted’s alleged damages were calculated without giving any consideration to an Amendment to both of his employment agreements dated October 1, 2008, under which his salary from the Company was reduced to $165,000 per year from $250,000 per year and his salary from Blaze was reduced to $0 per year from $100,000.  In consideration for the amendment, Mr. Holsted received title to a 2007 Corvette, which he still retains. Mr. Holsted obtained his ex parte writ of attachment and temporary restraining order without advising the court that he had signed the October 1, 2008 Amendment to his employment agreements.  Mr. Holsted also failed to advise the court that accounting entries made by him in the books of Blaze only reflect that he is owed $16,666.67 in unpaid wages from Blaze, not $71,944.27 in wages from Blaze, and thus his total potential claim against Blaze based on records he kept is only $50,000 under Idaho Code §45-615.  Mr. Holsted obtained the temporary restraining order based on an allegation that Leon Blaser, the chief executive officer of the Company and Blaze, planned to divert any proceeds from the sale of the Fayetteville Shale asset to himself and his family members, which is not true.

On June 8, 2009, the Company and Blaze executed a settlement agreement with Mr. Holsted. Under the settlement, the case will be dismissed and the writ of attachment and temporary restraining order will be dissolved.  Mr. Holsted will be paid $62,562.49, which is 65% of the amount the Company and Blaze contend that they owe Mr. Holsted in back salary, in settlement of his wage claim, and $25,000 in reimbursement of attorney’s fees.  The Company and Blaze also agreed to employ Mr. Holsted to provide accounting services at the rate of $5,500 per month from June 1, 2009 to December 31, 2010, and to nominate Mr. Holsted for a position on their boards at any meeting of shareholders held before December 31, 2010.  None of the amounts payable to Mr. Holsted are payable unless and until the Blaze sells its interest in the Fayetteville Shale asset.  Furthermore, the Company and Blaze agreed that they would not settle the claim of any other officer or consultant to Blaze on terms more favorable than the terms under which Mr. Holsted’s claim was settled.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

17	Letter from Michael Thompson

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: June 9, 2009	/s/ Robert J. Mottern
By: Robert J. Mottern, Chief Financial Officer

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